Exhibit 99.1

News from Arch Coal, Inc.

FOR FURTHER INFORMATION:
Kim Link, External Affairs (314) 994-2936
FOR IMMEDIATE RELEASE
November 23, 2005
Arch Coal CEO to Speak at FBR 2005 Investor Conference on November 30, Live Webcast Available
     ST. LOUIS (November 23, 2005) — Arch Coal, Inc. (NYSE:ACI) today announced that its President and Chief Executive Officer, Steven F. Leer, will speak at Friedman Billings Ramsey’s 2005 Investor Conference in New York City on Wednesday, November 30.
     Interested investors can access a live audio webcast of the presentation at 2:55 p.m. E.T. on Nov. 30 at Arch Coal’s Web site at www.shareholder.com/archcoal/events.cfm. A replay of the webcast also will be available at the same URL for 30 days.
     St. Louis-based Arch Coal is the nation’s second largest coal producer and mines low-sulfur coal exclusively. Through its subsidiary operations in West Virginia, Kentucky, Virginia, Wyoming, Colorado and Utah, Arch provides the fuel for approximately 7 percent of the electricity generated in the United States.
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